UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 13, 2015
Date of Report (Date of earliest event reported)

NaturalShrimp Incorporated
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54030	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

2068 North Valley Mills Road Waco, TX 76710
(Address of Principal Executive Offices)

(646) 653-1910
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.    Entry into a Material Definitive Agreement

Subscription Agreement

Between February 13, 2015 and April 24, 2015, NaturalShrimp Incorporated, a Nevada corporation (the “Company”), entered into a form of Subscription Agreement (the “Agreement”) and consummated initial closings of a private placement offering of the Company’s common stock (the “Offering”). As of April 24, 2015 an aggregate of 1,960,477 shares of common stock had been sold to investors pursuant to the Agreement at a price of $0.35 per share.

The Offering is being conducted by the Company on a “best efforts” basis wherein up to 7,142,858 shares of common stock (the “Shares”) at a price of $0.35 per share, for an aggregate purchase price of $2,500,000, may be sold.  Each of the purchasers executed the Agreement, which was accepted by the Company at the initial closings, and each purchaser represented to the Company that such investor is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the proceeds of the Offering for general corporate purposes, including working capital needs.

The foregoing description is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

Employment Agreements

On April 1, 2015, the Company entered into employment agreements with each of Bill G. Williams, as the Company’s Chief Executive Officer, and Gerald Easterling as the Company’s President (each an “Employee”), effective as of April 1, 2015 (the “Employment Agreements”).

The Employment Agreements are each terminable at will and each provide for a base annual salary of $96,000.  In addition, the Employment Agreements each provide that the Employee is entitled, at the sole and absolute discretion of the Company’s Board of Directors, to receive performance bonuses. Each Employee will also be entitled to certain benefits including health insurance and monthly allowances for cell phone and automobile expenses.

Each Employment Agreement provides that in the event Employee is terminated without cause or resigns for good reason (each as defined in their Employment Agreements), the Employee will receive, as severance, Employee’s base salary for a period of 60 months following the date of termination.  In the event of a change of control of the Company, Employee may elect to terminate the Employment Agreement within 30 days thereafter and upon such termination would receive a lump sum payment equal to 500% of the Employee’s base salary.

Each Employment Agreement contains certain restrictive covenants relating to non-competition, non-solicitation of customers and non-solicitation of employees for a period of one year following termination of the Employee’s Employment Agreement.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements, which are included as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02.    Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Company’s unregistered sale of the Shares is incorporated in its entirety into this Item 3.02.

In connection with the initial closings of the Offering, the Company sold and issued an aggregate of 1,960,477 shares of common stock to certain accredited investors for aggregate consideration of $686,166.95. The Shares were issued in reliance on the exemption from registration afforded  by Section  4(a)(2) and  Regulation  D (Rule 506) under the Securities  Act and  corresponding provisions of state securities laws for offerings to "accredited  investors" as such term is defined in the  Securities Act, based upon representations made by such investors.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Employment Agreements is incorporated in its entirety into this Item 5.02.

SECTION 8 – OTHER EVENTS

Item 8.01    Other Events

On May 7, 2015, the Board of Directors of the Company adopted a Code of Ethics for the Company (the “Code”).  The Code provides comprehensive ethical standards for all employees, officers and directors.  The Code is attached hereto as Exhibit 14.1

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description

10.1	Form of Subscription Agreement

10.2	Bill G. Williams Employment Agreement

10.3	Gerald Easterling Employment Agreement

14.1	Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALSHRIMP INCORPORATED a Nevada corporation

Dated: May 7, 2015	By:	/s/ Bill G. Williams
Bill G. Williams
Chief Executive Officer